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                                                      Pursuant to Rule 424(b)(1)
                                                      Registration No. 333-45192



PROSPECTUS SUPPLEMENT

     We completed our first put under the August 15, 2000 Private Equity Line of Credit on October 17, 2000, issuing 351,773 shares and raising gross proceeds of $650,000. Net proceeds, after acquisition costs and finder's fees, were $632,000.